Exhibit 4.3

EXECUTION VERSION

DOMESTIC GUARANTOR CONSENT AND REAFFIRMATION

June 27, 2018

Reference is made to (i) the Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of April 22, 2015 (as amended, amended and restated and/or otherwise modified through the date hereof, the “Credit Agreement”), by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (“Owens-Brockway”), ACI OPERATIONS PTY LIMITED, ABN 94 004 230 326, a limited liability company organized under the laws of Australia (“ACI”), OI EUROPEAN GROUP B.V., a private company with limited liability organized under the laws of the Netherlands with its registered offices (statutaire zetel) in Schiedam, the Netherlands and registered under number 24291478 (“OIEG”), O-I EUROPE SÀRL, a Swiss Société à responsabilité limitée (limited liability corporation) (“OI Europe”), O-I CANADA CORP., a Nova Scotia company (“O-I Canada”), and OWENS-ILLINOIS GENERAL INC., a Delaware corporation (“O-I General”), as Borrowers’ Agent, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders (the “Administrative Agent”) and as Collateral Agent for the Lenders (the “Collateral Agent”) and (ii) the Second Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of June 27, 2018 (as amended, amended and restated and/or otherwise modified, the “Amended and Restated Credit Agreement”), by and among Company, Owens-Brockway, ACI, OIEG, OI Europe, O-I Canada, ACI OPERATIONS NZ LTD., a limited liability company incorporated under the laws of New Zealand (“ACI NZ”), and O-I General, as Borrowers’ Agent, Lenders party thereto from time to time and the Administrative Agent and the Collateral Agent.  Capitalized terms used but not otherwise defined in this Domestic Guarantor Consent and Reaffirmation (this “Reaffirmation”) are used with the meanings attributed thereto in the Credit Agreement.

This Reaffirmation is delivered in connection with Section 5.1(i)(vi) of the Amended and Restated Credit Agreement. Each Guarantor expects to realize, or has realized, substantial direct and/or indirect benefits as a result of the Amended and Restated Credit Agreement becoming effective and the consummation of the transactions contemplated thereby.

Each Guarantor party hereto hereby consents to the terms and conditions of the Amended and Restated Credit Agreement, including the incurrence by the Borrowers of the Obligations and Other Lender Guarantied Obligations contemplated thereby (including, without limitation, under and with respect to the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility, the Dollar Revolving Facility, the Multicurrency Revolving Facility, the Domestic Overdraft Agreement and each Offshore Overdraft Agreement), and agrees that (a) each reference to the Credit Agreement in the Loan Documents to which each such Guarantor is a party shall, on and after the Closing Date, be deemed to be a reference to the Amended and Restated Credit Agreement and (b) each reference to the Intercreditor Agreement in the Loan Documents to which each such Guarantor is a party shall, on and after the Closing Date, be deemed to be a reference to the Intercreditor Agreement (as defined in the Amended and Restated Credit Agreement) (and any reference in any such Loan Document to Exhibit I of the Intercreditor Agreement shall, on and after the Closing Date, be deemed to be a reference to Exhibit B of the Intercreditor Agreement).  In addition, each Guarantor party hereto acknowledges and agrees that, pursuant to the Intercreditor Agreement, the Borrowers’ Agent has designated the Amended and Restated Credit Agreement to be the successor and replacement facility of Company and that the Collateral Agent consented to and acknowledged the termination of the Credit Agreement by the Administrative Agent.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the Amended and Restated Credit Agreement, all of its respective obligations and liabilities under the Loan Documents to which it is a party (including, without limitation, under the Domestic Borrowers’ Guaranty, the Subsidiary Guaranty, the Security Agreement and the Pledge Agreement, in each case to the extent such Guarantor is party thereto), as such obligations and liabilities have been amended by the Amended and Restated Credit Agreement (including, without limitation, pursuant to the incurrence of the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility, the Dollar Revolving Facility, the Multicurrency Revolving Facility, the Domestic Overdraft Agreement and each Offshore Overdraft Agreement) and this Reaffirmation, together with all of its obligations with respect to the Other Lender Guarantied Obligations (including, as of the Closing Date, those specified on Exhibit B of the Intercreditor Agreement), are in each case reaffirmed, and remain in full force and effect.

After giving effect to the Amended and Restated Credit Agreement, each Guarantor reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party (including, without limitation, under the Security Agreement and the Pledge Agreement, to the extent such Guarantor is party thereto), which Liens shall continue in full force and effect during the term of the Amended and Restated Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Amended and Restated Credit Agreement and including, without limitation, under and with respect to the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility, the Dollar Revolving Facility, the Multicurrency Revolving Facility, the Domestic Overdraft Agreement and each Offshore Overdraft Agreement), together with all of its obligations with respect to the Other Lender Guarantied Obligations (including, as of the Closing Date, those specified on Exhibit B of the Intercreditor Agreement), in each case, on and subject to the terms and conditions set forth in the Credit Agreement, as amended by the Amended and Restated Credit Agreement, the Intercreditor Agreement and the other Loan Documents.

Notwithstanding the foregoing or anything to the contrary in any other Loan Document, (a) the parties to the Security Agreement hereby agree that (i) the text “Company and” is hereby inserted in Recital 8 after the text “from time to time in the future” appearing in the first sentence thereof, and (ii) the text “of such Grantor” appearing in the first sentence of Section 2 thereof is hereby removed and (b) the parties to the Pledge Agreement hereby agree that the text “of the Pledgors” appearing in the first sentence of Section 2.1 thereof is hereby removed and that the text “, whether now existing or hereafter arising” shall be inserted in lieu thereof.

Nothing in this Reaffirmation shall create or otherwise give rise to any right to consent on the part of the Guarantors to the extent not required by the express terms of the Loan Documents.

This Reaffirmation shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release or alter the priority of any Loan Document (as defined in the Credit Agreement) or any other guarantee or security therefor.  Nothing herein shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or any Lien securing the same, and it is the intent of the parties hereto to confirm that all obligations of each Guarantor under the Loan Documents to which it is a party shall remain in full force and effect, except to the extent modified hereby, by the Amended and Restated Credit Agreement or by instruments executed concurrently herewith.

This Reaffirmation is a Loan Document and shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.  Section 12.9 of the Amended and

Restated Credit Agreement is incorporated herein, mutatis mutandis.

This Reaffirmation may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Reaffirmation.  Delivery of an executed counterpart of a signature page of this Reaffirmation by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Reaffirmation.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Reaffirmation as of the date first set forth above.

OWENS-ILLINOIS GROUP, INC.

By:	/s/ David C. Johnson
Name: David C. Johnson
Title: Treasurer

OWENS-BROCKWAY PACKAGING INC.

By:	/s/ David C. Johnson
Name: David C. Johnson
Title: Treasurer

OI GENERAL FTS INC.

By:	/s/ David C. Johnson
Name: David C. Johnson
Title: Treasurer

OI AUSTRALIA INC.

By:	/s/ David C. Johnson
Name: David C. Johnson
Title: Treasurer

O-I PACKAGING SOLUTIONS LLC

By:	/s/ David C. Johnson
Name: David C. Johnson
Title: Treasurer

[Signature Page to Owens-Illinois Guarantor Consent and Reaffirmation]

OWENS-BROCKWAY GLASS CONTAINER INC.

By:	/s/ David C. Johnson
Name: David C. Johnson
Title: Vice President, Treasurer & Investor Relations

OWENS-ILLINOIS GENERAL INC.

By:	/s/ David C. Johnson
Name: David C. Johnson
Title: Treasurer

[Signature Page to Owens-Illinois Guarantor Consent and Reaffirmation]

Acknowledged and agreed to as of the date set forth above:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Stephen R. Lapidus
Name: Stephen R. Lapidus
Title: Director

[Signature Page to Owens-Illinois Guarantor Consent and Reaffirmation]